                         DOMINI SOCIAL INVESTMENT TRUST

                                    Amendment
                             to Declaration of Trust

                                 August 1, 2006

         The undersigned, constituting at least a majority of the Trustees of the Trust named above and acting pursuant to the Trust's Declaration of Trust as currently in effect (the "Declaration of Trust"), do hereby certify that in accordance with the provisions of the first sentence of Section 9.3(a) of the
Declaration of Trust, the following amendments to the Declaration of Trust has been duly adopted by at least a majority of the Trustees of the Trust, effective as of August 1, 2006:

         The Establishment and Designation of Series of Shares of Beneficial
Interests (par value $0.00001 per Share) attached as Appendix A to the
Declaration of Trust has been amended and restated to read as set forth on
Appendix A attached hereto.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

/s/ Amy L. Domini                             /s/ Karen Paul
-------------------------------------         --------------------------------
Amy L. Domini, as Trustee                     Karen Paul, as Trustee
and not individually                          and not individually

/s/ Julie Elizabeth Harris                    /s/ Gregory A. Ratliff
-------------------------------------         --------------------------------
Julie Elizabeth Harris, as Trustee            Gregory A. Ratliff, as Trustee
and not individually                          and not individually

/s/ Kirsten S. Moy                            /s/ John L. Shields
-------------------------------------         --------------------------------
Kirsten S. Moy, as Trustee                    John L. Shields, as Trustee
and not individually                          and not individually

/s/ William C. Osborn
-------------------------------------
William C. Osborn, as Trustee
and not individually

                                                                      Appendix A
                                                                      ----------

                              AMENDED AND RESTATED
              ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF
               BENEFICIAL INTEREST (PAR VALUE $0.00001 PER SHARE)

         Pursuant to Section 6.11 of the Second Amended and Restated Declaration
of Trust, as most recently amended and restated as of May 15, 2001 (as amended and in effect from time to time, the "Declaration"), of Domini Social Investment
Trust (the "Trust"), the undersigned, being not less than a majority of the
Trustees of the Trust, do hereby amend and restate the existing Establishment and Designation of Series appended as Appendix A to the Declaration in order to establish and designate two additional Series of Shares (as defined in the
Declaration). No changes to the special and relative rights of the existing
Series are intended by this amendment and restatement.

         1. The previously established and designated Series are:

            Domini Social Equity Fund
            Domini Social Bond Fund
            Domini European Social Equity Fund

            The additional Series established and designated hereby are:

            Domini PacAsia Social Equity Fund
            Domini EuroPacific Social Equity Fund

         2. Each Series (referred to herein as a "Fund" and, collectively, the
"Funds") shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities
Act of 1933 to the extent pertaining to the offering of Shares of the Fund. Each
Share of each Fund shall be redeemable as provided in the Declaration. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in
Section 6.8 of the Trust's Declaration of Trust, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of
Trust. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

         3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the
Declaration.

                                      -2-

         4. The assets and liabilities of the Trust shall be allocated among each Fund and any series of the Trust designated in the future as set forth in
Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the
Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or otherwise to change the special and relative rights of each Fund.

         6. Any Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of
August 1, 2006.

/s/ Amy L. Domini                         /s/ Karen Paul
------------------------------------      ----------------------------------
Amy L. Domini, as Trustee                 Karen Paul, as Trustee
and not individually                      and not individually

/s/ Julie Elizabeth Harris                /s/ Gregory A. Ratliff
------------------------------------      ----------------------------------
Julie Elizabeth Harris, as Trustee        Gregory A. Ratliff, as Trustee
and not individually                      and not individually

/s/ Kirsten S. Moy                        /s/ John L. Shields
------------------------------------      ----------------------------------
Kirsten S. Moy, as Trustee                John L. Shields, as Trustee
and not individually                      and not individually

/s/ William C. Osborn
------------------------------------
William C. Osborn, as Trustee
and not individually